SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.

                                  FORM 8-K

                               CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               March 4, 2004
                               -------------
                               Date of Report
                     (Date of Earliest Event Reported)

                             visionGATEWAY, INC.
                             -------------------
           (Exact name of Registrant as specified in its Charter)

           Nevada                      0-30499              84-0911532
           ------                      -------              ----------
 (State or other jurisdiction)  (Commission File No.)   (IRS Employer I.D. No)


           12707 High Bluff Drive, Suite 200, San Diego, CA 92130, USA
           ------------------------------------------------------------
                     (Address of Principal Executive Offices)


                                1-858-794-1416
                                --------------
                       (Registrant's Telephone Number)


                      Chiropractic 21 International, Inc.
                        5525 South 900 East, Suite 110
                          Salt Lake City Utah 84117
                     --------------------------------------
                   (Former name or Former Address if Changed)

               DOCUMENTS INCORPORATED BY REFERENCE

     Form 8-K current report filed on March 4, 2004 in response to Item 9 of this report.

     Form 10-KSB, Annual Report, for the fiscal year ended April 30, 2003 in response to Part II, "Recent Sales of Unregistered Stock" and information relating to the former officers and directors of the Company.


Item 1.  Change in Control

     On March 4, 2004, Chiropractic 21 International, Inc., the former name of the Company, hereafter referred to as "Chiropractic" in parts of this text to indicate the activities of the Company prior to its acquisition of visionGATEWAY, Inc., a Nevada corporation, (hereafter "Vision Nv") pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), a copy of which is enclosed as Exhibit 2.1, and the changes in control affected
by the Reorganization Agreement.   Under the terms of the Reorganization
Agreement, Chiropractic exchanged a total of 36,040,500 shares of Chiropractic common stock in exchange for 100% of the common stock of Vision Nv and as a result of that exchange, the shareholders of Vision Nv became shareholders of Chiropractic and Vision Nv became a subsidiary of Chiropractic. Due to the number of shares exchanged, (a total of approximately 95.3% of the total number of presently outstanding shares of Chiropractic) the shareholders of Vision Nv, as a group, became the majority shareholders of Chiropractic and the principal shareholders of Vision Nv became the new control shareholders of Chiropractic. At the closing of the transaction, and after a reverse split of the Chiropractic outstanding shares on the basis of one new share for every three shares of common stock required by the Reorganization Agreement prior to the closing with Vision Nv, and the further requirement of the Reorganization Agreement for the cancellation of 780,000 additional shares of Chiropractic common stock, after the closing with Vision Nv, the original shareholders of Chiropractic retained a total of 1,777,717 shares of Chiropractic common stock, after adjustment for the issue of 300,000 shares for services or 4.7% of the total number of outstanding shares of common stock of Chiropractic.

     Upon closing the transaction described above, Chiropractic changed its name to visionGATEWAY, Inc., hereafter referred to as "Vision" or the "Company," as required by the provisions of the Reorganization Agreement.

     At the closing of the Reorganization Agreement, all of the officers and directors of Chiropractic resigned in seriatim and appointed officers and directors from Vision Nv as new directors and officers of Chiropractic.

     The former officers and directors of Chiropractic, prior to the closing with Vision Nv were as follows:



     President and a Director:          Kirsten Lovato

     Secretary and a Director:          Vickie Jenson

     Vice President and a Director:     Nick Lovato

     For information relating to the former officers and directors of the Company reference is made to Part III, Item 9 "Directors, Executive Officers, Promoters and Control Persons" of the Company's Form 10-KSB filed for the fiscal year ended April 30, 2003, which is hereby incorporated by this reference.

     The new officers and directors of the Company after the closing with Vision Nv are as follows:

Name                               Age                 Office

Andrew Brett Wotton                 47      Chairman of the Board of Directors
                                            and a Director
Martin G. Wotton                    42      President and a Director
Michael Emerson                     54      Vice President and Chief Executive
                                            Officer, Director and Secretary-
                                            Treasurer
Trevor Tappenden                    57      Director
Michael Bromley                     38      Vice President and Chief Operating
                                            Officer for Asia Pacific

     For information on the background, business resumes and addresses of the new officers and directors of the Company see "Directors and Executive Officers, Promoters and Control Persons" and "Background Information of Directors and Officers" in Part I below.

     The new principal shareholders of the Company (i.e. those shareholders known to the Company who hold 5% or more of its outstanding common stock) are:

NAME OF STOCKHOLDER                  NUMBER OF SHARES        PERCENTAGE OF
                                                              OWNERSHIP

Aspen Capital Partners Ltd  (1)          23,000,000              60.8%

Andrew Brett Wotton (2)                   1,100,000               2.9%
_________________
(1) Andrew Brett Wotton, the brother of Martin G. Wotton, is the sole shareholder of Aspen Capital Partners Limited, a New Zealand corporation, ("Aspen") and therefore all of the shares of Aspen may be attributed to Andrew Brett Wotton. Martin G. Wotton, President of the Company, is a director of Aspen, but he does not own any of the shares of Aspen and owns no shares of the Company. Andrew Brett Wotton also owns 350,000 shares of the Company individually and he is the sole shareholder of Aspen Horticulture Limited, also a New Zealand corporation, which owns 750,000 shares of the Company's common stock, the shares of which may also be attributable to Andrew Brett Wotton. Because of these affiliations, Andrew Brett Wotton may be deemed to be a principal shareholder of the Company and its parent. Aspen is also a parent of the Company due to its holdings. Martin G. Wotton disclaims any beneficial interest in the shares attributable to or owned by his brother.
(2) Includes 350,000 shares of common stock personally owned by Andrew Brett Wotton and 750,000 shares owned by Aspen Horticulture Limited. As set forth above in Note 1, Andrew Brett Wotton may also be deemed to be the holder of the 23,000,000 shares held by Aspen Capital Partners Limited.
(3) All of the principal shareholders and officers are at present residents of Australia or New Zealand. Mr. Emerson is expected to devote most of his time to the Company's affairs based in the United States.

     For more information with respect to principal shareholders see "Security Ownership of Certain Beneficial Owners and Management" in Part I below.


Item 2.  Acquisition or Disposition of Assets

     As stated above, in March 2004, the Company acquired visionGATEWAY, Inc., a corporation organized under the laws of Nevada in 1999 ("Vision Nv"), in a transaction involving the exchange of 36,040,500 shares of the Company's common stock for all of the issued and outstanding common stock of Vision Nv pursuant to a Reorganization Agreement, a copy of which is filed as Exhibit 2.1, which intended the transaction to be a tax free exchange of shares under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Under the terms of the Reorganization Agreement, Vision Nv would become a wholly owned subsidiary upon the full exchange of shares with the shareholders of Vision Nv and the Company would succeed to the business and operations of Vision Nv. To date, approximately 63.8% of the Vision Nv shareholders have exercised their right to exchange their shares of common stock in Vision Nv for the shares of Chiropractic. It is expected that all shareholders of Vision Nv will exchange their shares as contemplated by the Reorganization Agreement.

     The Reorganization Agreement provided for an extension of the offer to the shareholders of Vision Nv to exchange their common stock for shares of Chiropractic for a period of 180 days from the closing date. This was done to allow the shareholders of Vision Nv additional time to comply with the Reorganization Agreement, due to the long distances from Australia to the United States.

     Further provisions of the Reorganization Agreement required Chiropractic to reverse split its outstanding common stock prior to the closing on the basis of one (1) new share of common stock for every three (3) shares held. Other provisions of the Reorganization Agreement required certain former principal shareholders of Chiropractic to surrender and cancel 780,000 pre-split shares (See the "Reorganization Agreement" Exhibit 2.1 Filed herewith and Schedule 1.6.1 to that Agreement).

     Additionally, any shareholder who owned five percent (5%) or more of Chiropractic's common stock prior to the closing was required to sign a lock-up/leak-out agreement (See Exhibit 1.7.1 of the attached Reorganization Agreement).

     After the closing, the Company was required by the Reorganization Agreement to adopt a consulting agreement (See Schedule 1.8.1 of the Reorganization Agreement) for non-capital raising services of certain individuals and called for the issuance of 300,000 shares to such persons as compensation for their services. These shares have not been issued as of the date of this Report. The shares are required to be registered on Form S-8 if and when the Company is eligible for the use of Form S-8.

     Except for the issuance of stock on Form S-8 in consideration of the consulting services described above, The Reorganization Agreement further restricts the issuance of additional shares of common stock on Form S-8 for a period of one (1) year without approval of the pre-closing directors of the Company.

     The Company and Vision Nv also received an indemnification agreement from Jenson Services to indemnify them from any breach of warranty or false representation made in the Reorganization Agreement and any past liabilities of Chiropractic existing prior to the closing.

     The business of the Company as now conducted and other information is described below in Parts I and II.



                              PART I


Background

     visionGATEWAY, Inc. (the "Company" or " Vision") is a corporation organized in 1970 under the laws of Nevada, and until recently was known as Chiropractic 21 International, Inc.("Chiropractic"). Chiropractic was an inactive public corporation for a number of years until March 4, 2004 when it acquired a majority interest in visionGATEWAY, Inc., ("Vision Nv") a corporation organized on September 13, 1999, also under the laws of Nevada. Upon its acquisition of Vision Nv, all of the operations and business of the Company consisted of Vision Nv's business which the Company now operates through Vision Nv.

     Vision Nv is the primary holding company for the software business now being conducted and described herein below. Vision Nv results from two further prior acquisitions by Vision Nv, visionGATEWAY Pty Ltd an Australian corporation organized to distribute and market the products of Vision Nv and Software Innovisions Pty Ltd, also an Australian corporation, which was engaged in the development of business software and the developer of the INTERScepter TM Internet Resource Management ("IRM") software described below. These acquisitions were made during the first half of 2002 and by June 2002, all became acquired by Vision Nv.

     The shareholders of visionGATEWAY Pty Ltd. and Software Innovisions Pty Ltd. all became shareholders of Vision Nv as a result of their exchange of shares with Vision Nv, and as a further result of the exchange of shares with the Company, are now shareholders of the Company with Vision Nv presently being owned by the Company. The acquisition by the Company of Vision Nv contemplated a 100% exchange of shares, so that Vision Nv would be wholly owned by the Company, but all of the shareholders of Vision Nv have not completed their exchange as of the date hereof; however, at this time sufficient exchanges have been made so that the Company owns more than a majority of the shares of Vision Nv and it is contemplated that all of the remaining shareholders of Vision Nv will shortly exchange all of their shares for the Company's shares.

     The information given below is presented as the business and operations of the Company synonymously with Vision Nv; although, the Company is at present primarily a holding company without business operations of its own.


Description of Business.

     Vision is an Enterprise Software Solutions company in the commercialization stage. The Company, through its subsidiary corporations, is now engaged in the development, distribution and marketing of business software solutions with global distribution possibilities. Although total sales during its last two fiscal years was only approximately (US)$ 43,000, the Company considers itself in the commercialization stage of its development rather than as a development stage enterprise, because its product, the INTERScepterTM software business program, its principal product at this time, is ready for sale and distribution. The Company is presently primarily engaged in sales activities to develop markets for its product.

     Vision Nv (through its Australian subsidiaries) has been operating for a total of three years, commencing in 2000.  The Company's principal product
("INTERScepterTM") is an Internet Resource Management software tool.   This
product is an enterprise business solution that helps to improve company earnings by assisting organizations in understanding, managing and exploiting Internet usage and valuable resources, including bandwidth, systems and employee productivity. INTERScepterTM software empowers managers to effectively control, schedule and utilize costly Internet resources, while placing responsibility on users to self manage and modify their Internet usage behavior. Its return on investment to corporate and government enterprises is approximately three months.

     The Internet is an ever growing global communications and commerce medium. Traditional organizations (both government and corporate) continue to demonstrate a significant growth in their need for integration of Internet based technologies into their core business and marketing needs. As a result, chief operating and financial officers and managers of business units are faced with two very compelling issues:

     1. Managing large amounts of information from the Internet while meeting their corporate and government obligations.

     2. Measuring and managing the growing non-productive use of the Internet by staff at work, who use the Internet while at work for non-productive, personal purposes.

     The Company recognized a market opportunity for the development of software solutions to identify and redirect non-productive use of staff employees at work to profitable uses of their time and Internet availability. Based on the Company's preliminary investigations of market demand for this type of product, it believed that going ahead with the INTERScepterTM project was more than justified.

     The benefit of the Company's product to its customers is based on a real return on investment in a short period of time, while also improving productivity and reducing costs through the use of its software tools.

     The three primary industry segments for INTERScepterTM at present are:

     (1) Education. INTERScepterTM was originally developed for the education environment to meter and cost control internet usage by students and staff. It contains tailored functionality around the volume of Internet use, the type of Internet usage and functionality for improved learning in lecture and classroom activities. INTERScepterTM can reduce Internet cost and bandwidth usage; it can allocate costs to cost centers and allow students to be charged correctly according to their own personal use beyond base level quotas. Through its access policy facilities, it allows teachers to "regain control of the classroom" without having to revert to the IT department. In Australia, it has been accepted by two State Education Departments.

     (2)  Government.   INTERScepterTM allows government agencies to record
          internet traffic, the type of usage made and allows costs to be allocated against the proper budget. In the Company's opinion, significant benefits can be achieved through implementing Internet policy by use of the INTERScepterTM software. It provides the means to self manage the use of the Internet as well as reducing direct Internet and bandwidth costs.

     (3) Private Enterprise. Businesses have a need to maximize productivity to achieve better performance to stakeholders through a combination in top line performance or bottom line cost reduction. The product allows for both outcomes and can be focused on a particular business objective or a series of them as required. As has been said, INTERScepterTM has an excellent return on investment for businesses, providing payback in the first three months against annual costs. It benefits the business with a growth agenda or one that is looking to streamline costs.

     At this time the INTERScepterTM business software program is the Company's only product; however, the Company is involved in ongoing development of other software solutions for business and other purposes.

     The Company has an international presence. Its core software research and development team is based in Brisbane, Australia. The main office for marketing and distribution is close to Sydney, Australia. The Company's principal office will be located in San Diego, California. Sales offices have been established in Los Angeles, at Marina del Rey, and sales activities have commenced in Asia through the Company's Malaysian and Singapore channel partners. New sales opportunities are also being evaluated in other locations in Asia, as well as the United Kingdom. New distribution channels are being negotiated in Australia through various strategic partners.

     Principal emphasis for sales is currently directed at the United States, while new partnerships are being formed in Australia to focus on corporate sales there.

Sales and Marketing.

     INTERScepterTM is marketed and sold as a business tool, not as a technical product, although it is, in the Company's opinion, technically robust and innovative. The sales proposition is primarily commercial and is targeted at senior management not solely the IT department. The Company's business model is to use outsourced sales channels and to offer substantial margin to its channel partners, which will encourage early and considerable commitment. The value chain in the product also provides substantial service revenue opportunities to channel partners. The Company offers significant product breadth to meet the holistic requirements in Internet Resource Management.

     The Company's strategic decisions, dependent on available capital, are based on rapidly building on an international scale. Three key sales channels will be utilized: Sales acceleration firms, large technology resellers and niche technology firms. Additionally, the company has set a price point and payment model that will encourage product trial and adoption. This product distribution business model also facilitates further growth through the introduction of complementary products in the future.

     The majority of the Company's revenues will come from product licenses. As described above, the Company's principal product is the INTERScepterTM software tool. It is sold through a network of distribution channels consisting of technology resellers and other distribution outlets, which the Company refers to as its "channel partners." The Company is able to achieve this because of the type of product it has. It provides measurable added value to resellers with only marginal overheads.

     In the United States, the Company has engaged a Sales Acceleration Partner, AMP5 Inc., to assist in the development of opportunities in all segments. They are also assisting the Company to build a reseller network and twelve key resellers are now in place. In addition the Company is finalizing Letters of Intent for two major distribution arrangements and is currently negotiating with another six potential channel partners.

     As a result of these channel partner activities, the Company has end user opportunities that are being pursued across the USA with a number of Universities, Educational institutions, Government Departments, and Corporate enterprises.

     Pricing for the INTERScepterTM is currently based around a three year contract License Pack followed by an ongoing Update Pack. In the three year license contract pricing is based on the number of workstations accessing the internet rather the number of users in an organization.

     Channel Partners are contracted to the Company through a Channel Partner Agreement which sets out the terms and conditions of the arrangement, including responsibilities of the parties, product pricing, volume discounts, and channel partner commissions which vary according the value of product sold in a calendar year.


INTERScepterTM - The Internet Resource Management (IRM) Solution

     The Internet impacts every aspect of today's busy organization so it is no surprise that every executive in an organization can benefit from deploying INTERScepterTM to manage Internet resources.

     Internet Resource Management "(IRM)" is the Company's approach to helping organizations maximize their return on investment in Internet services. Unlike simple content filtering solutions, IRM calls for a more holistic approach to understanding and managing the constellation of Internet resources in any organization.

     Most organizations lack a comprehensive understanding of what Internet resources are being used and how, making it all but impossible to ensure they are being used productively, or to predict or plan for their growth. With IRM, an organization can monitor and report usage, set and enforce policies, and improve productivity.

Competition.

     The Company does not believe that it has any direct competition with respect to its INTERScepterTM software program and it is not aware of any competitor offering the same complete solution with the full elements of the software for sale.

     There is, however, substantial indirect competition from products which address issues of immediate concern to clients such as Internet security and violation of web resources. These products address "bad behavior" on network usage. Policing activities tend, however, to intimidate users and bad behavior goes underground and re-offending will generally occur. INTERScepterTM assists staff to police their own behavior and guides them to do what is best.

     Competition is also realized from filtering software. Filters eliminate offending materials from the web but the INTERScepterTM approach is one of self management rather than forced elimination.

     Other products which provide reporting and presentation of gathered statistics, analytics and performance measurement also offer competition for the Company's product.

     There are other competitors in the market as well, however, they mainly supply the home market for parental control of the Internet. Some other products are hardware based and cover the aspect of INTERScepterTM that controls bandwidth usage. In the Company's opinion, no other product has the same total coverage as INTERScepterTM.

     It must, nevertheless, be considered that competition in the business software industry is intense, with many companies making entries into the market every day. Most of the competitors in the industry are very large businesses with far greater resources than the Company in terms of capital, size and number of employees. The Company is insignificant in this industry and its growth will depend on many variables not in its control, including lack of capital and the ability to obtain additional funding for its operations and development plus many other unforeseen economic and competitive conditions.

Sources and availability of raw materials and the names of principal suppliers.

     Vision is a producer of software and is not dependent on any one supplier for raw materials for its software products. The underlying technologies are built on publicly available components that are used in conjunction with other software products.

Dependence on one or a few customers.

     Vision has outsourced its sales channels and has established or is in process of making alliances with distribution channels in numerous locations and, consequently, most of its sales are generated from these various sources. At this time there is no single reseller or group of resellers upon which the Company is dependent.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration.

     The Company has registered product trade marks, trade names and logos in Australia and is now in the process of registering these items in the United States. The Company is dependent on its trademark for INTERScepterTM to distinguish its software from other products in the market and to create a market identity for its product. Patents are under consideration for version 2 of INTERScepterTM. Gray Cary of San Diego has been engaged in regard to these matters.

     At the present time there are no patents in effect upon which the Company is dependent. There are also no concession agreements, franchises, licenses, royalty agreements or labor agreements in effect at this time.

Government approval.

     The Company is not subject to direct governmental regulation in the conduct of its business.

Effect of existing or probable governmental regulations on the business.

     At the present time, based on the Company's business as now conducted, direct governmental regulation of its business is not anticipated.

     The Company is, however, subject to the Sarbanes-Oxley Act in the conduct of its business as follows:

Sarbanes-Oxley Act

     On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002. This Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Company. For instance:

          The Company's chief executive officer and the chief financial officer must now certify the accuracy of all periodic reports that contain financial statements;

          Periodic Reports of the Company must disclose management's conclusions about the effectiveness of the Company's disclosure controls and procedures; and

          The Company is not permitted to make any loan to any director or officer and it may not modify any existing loans.

     The Sarbanes-Oxley Act has required the Company to review its current procedures and policies to determine whether they comply with the Sarbanes-Oxley Act and the new regulations promulgated thereunder. The Company will continue to monitor its compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and it will take whatever actions are necessary to ensure that it is in compliance.

     This Act may also result in higher operating costs to comply as well as higher professional fees.

The Estimated amount of Capital spent during each of the last two fiscal years on research and development activities, and the extent to which the cost of such activities are borne directly by its customers.

     The estimated amount spent on research and development in the last two fiscal years is approximately (US)$ 450,000. All of these expenses have been borne by the Company.


Costs and effects of compliance with environmental laws (federal state and local).

     The Company has not had any significant cost or effect with respect to compliance with environmental laws, either in the United States or in Australia.

Number of employees and number of full time employees.

     As at March 22, 2004, the total number of employees of the Company is seven (7) full-time employees of which six (6) were engaged in production activities and one (1) was engaged in administrative operations. The Company also uses the services of eleven part-time employees or contract service employees in the areas of product development, accounting and sales functions. Over the course of 2004 the company anticipates that it will be increasing its full-time work force to 47 as needed to support its proposed growth, dependent on future sales prospects and the availability of capital.

Management's Discussion and Analysis or Plan of Operation

Forward-Looking Statements

     Statements made in this Form 8-K, particularly in this section, which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Company, including, without limitation, (i) the Company's ability to raise capital and (ii) statements preceded by, followed by or that include the words "may," "could," "should," "expects," "projects," "anticipates," "believes," "estimates," "plans," "intends," "targets," or similar expressions.

     Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, either nationally, internationally or in the communities in which the Company conducts its business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the Company's ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, governmental, regulatory and technical factors affecting the Company's operations, products, services and prices.

     Accordingly, results actually received may differ materially from results expected in these statements. Forward-looking statements speak only as of the date they were made. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date such statements were made.

Plan of Operation

Funding

     The Vision Nv business over the last two years has focused on product development and building its market positioning, presence and distribution channels. In the last six to nine months, the three key aspects of expenditure have been:

     * Building reseller networks and client opportunities through its US base in conjunction with its partner AMP5, Inc. ("AMP5");
     * Restructuring its channels in Australia and Asia in conjunction with the addition of a new executive, Michael Bromley, as Vice President Strategic Business Development & COO for Asia Pacific;
     * Development of INTERScepterTM version 2 with significant enhancements in functionality and a new underlying platform in Linux.

     Since mid-2003 Vision Nv has focused on arranging major funding that will enable it to take full advantage of the significant platform that has been built through its product development and distribution channels. This funding will drive sales in global markets with a key focus on the USA. It also enables the company to focus on some new product initiatives that are aligned to market needs and sales potential.

     In the second half of 2003, Vision Nv has been able to acquire investment funds for working capital of around (Australian)$500,000. This has enabled it to pay key creditors, cover the salaries of the development staff in Brisbane, office expenses in Brisbane, Sydney, San Diego and recently Los Angeles, the employment of new sales and marketing staff, pay the retainer for AMP5's services, and travel expenses related to the development of sales efforts in USA, as well as trips to Asia for sales and investment.

     The company continues to obtain bridge financing to meet the key short term requirements of activating the outsourced sales force in the USA, ramping up the US operational presence, commencing Asian and UK sales, and providing additional working capital for specific revenue related development projects. The bridging is to a main round of funding that is anticipated within the next six to twelve months in two tranches, to provide additional working capital for next stage growth in global markets.

     The Company anticipates that sales revenue will commence in second quarter of 2004 in the USA, Australian, and Asian markets.


New Business Advisors

     Vision Nv has engaged the following to assist the company with its global expansion and in particular US operations :

     *    Legal - Gray Cary of San Diego, CA - at this time the priorities are
          - protection of IP and trading names in US including potential patent filings
          - assist with special contracts for distribution deals that are being finalized.
          - employment issues and contracts as the company increases its US hires.
          -    public company requirements

     *    Web-site development - Guidance, Inc, Marina del Rey, CA
     *    Corporate and tax advisors - Ernst & Young, San Diego
     *    US Business Immigration issues - Egan LLC (Allied with Ernst & Young
          LLP) of Toronto Canada
     *    Corporate/Product Marketing - Mindshare

Research & Development

     Due to the delays early 2003 in investor funding, new product development was put on hold until June 2003. In conjunction with new funding commitments from mid 2003 onwards, the R&D division was revamped and specific R&D plans were incorporated. This was enhanced with the opening of the company's new R&D Center in Brisbane during February 2004. The key component of this has been version 2.0 ("V2") of INTERScepterTM. V2 is currently in beta test and should be formally released by June 2004. V2 will provide enhanced sales potential in the company's growing market place.

     Version 2.0 provides a number of major improvements over the current version 1.2. Apart from the change to a Linux operating environment for the INTERScepterTM Gateway system component, there are a number of other improvements in functionality as listed below.

     *    Port Management
     *    Simplified and More Flexible Directory Structure
     *    Intranet Based Management
     *    Refreshed Intranet Interfaces
     *    Client Notifications System
     *    Improved Rollback Support

     As a result of global exposure to the Vision Nv Business Model through investor forums and reseller networks, there is significant interest from other businesses for the Company to consider adding on synergistic product modules and expand the product offering.

     The INTERScepterTM product provides the underlying Internet Resource Management platform on which other modules can be added. These will include modules provided by Vision Nv as well as specialist modules from third parties such as:

     *    Whole of network traffic monitoring and analysis tools
     * Facilities to monitor, control and charge internet traffic over mobile telephony (including PDA's with phones)
     * Facilities to monitor, control and charge VOIP traffic (an INTERScepterTM Plus module to be available in 2004)
     *    Specialist content review modules as "plug-ins"
     * Process improvement tools eg video conferencing - a strategic cooperative marketing alliance with a Texas based company is currently being finalized

Business Strategy

     The strategy to be adopted for the development of a strong, sustainable market for these products across key global markets incorporates a number of elements including:

     * The continuing development or acquisition of innovative technology products providing business solutions to the market.
     * The strengthening of a global market presence, a clear corporate and product identity, branding, and wide promotion of the brand(s).
     * The growth of distribution channels through resellers and OEM's with strong dedicated sales teams to directly market the products to their own existing and potential clients.

     These proposals and initiatives are integral components of a co-ordinated marketing strategy designed to exploit the identified key market segments and distribution channels to maximize the potential for the successful and profitable distribution of the products globally.


Distribution and Marketing

     Current Sites - INTERScepterTM is currently installed in 21 sites covering over 4,000 workstations and 40,000 users in three countries Australia, USA and Malaysia.

     Significant New Sales Initiatives are underway in USA and Australia.

     With new investor funding flowing and the listing event completed, the company's focus is to drive sales. In the USA, all the AMP5 team members (a key part of Vision's outsourced sales force) are active with sales opportunities across the USA with Michael Emerson driving the team from the Company's base in Los Angeles. The company has also commenced a recruitment campaign for new Business Development and Pre-Sales Technical staff.

     The Company is also launching a series of Seminars across the USA over the next three months in conjunction with AMP5. The first will be in Marina del Rey, California, where hundreds of local education institutions have been invited. Feedback so far has been very positive. The second will be in New York. These seminars will also be used to introduce major new distribution deals that are currently being finalized, and to bring new channel partners into the program. The April 27th event will be a visionGATEWAY sponsored Symposium focusing on "The Escalating Problems of Internet Usage in Education."

     The Company now has twelve channel partners in the USA and are in negotiations with six other major companies. They are providing a good spread over Education, Government and Corporate markets.

     Michael Bromley is driving the Australasia region from Sydney where new Australian opportunities are also opening up.

     Initiatives with new channels have resulted in a number of government departments and corporates agreeing to establish trials of INTERScepterTM.

     A Melbourne based organization commenced as a channel partner recently. As part of their review of the potential of INTERScepterTM they conducted a preliminary survey of existing customers that has yielded great interest.

     Negotiations are nearing completion with a major systems distributor to take INTERScepterTM on board in an "appliance" model variation where INTERScepterTM will be linked to specific brand name servers and taken to their major corporate clients.

     Private Schools in Queensland - The company has had a recent surge in interest in INTERScepterTM from a number of private schools in the Brisbane area as a result of the performance at the Company's existing client, St. Peter's Lutheran College Indooropilly. The company was referred by a technical service provider, Etherworks, who has now become a channel partner to service these clients and to sell to the many others in this segment.

     In the Asian markets, while initial interest was high in Malaysia and Singapore late in 2003, it became subdued over the Holiday season. The Company believes it will require a more active and regular intervention with the channels to produce the results it desires in these countries. With the current hiring of new Business Development and Pre-Sales Technical staff these objectives can be achieved in the near term.


Reports to Security Holders

     The Company will voluntarily deliver to all Security holders an annual report which will contain audited financial statements.

     The Company regularly files reports with the Securities and Exchange Commission (the "Commission"). These reports include annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K.

     The public may read and copy any materials the Company files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the Public Reference Room of the Commission by calling the Commission at 1 800 SEC 0330. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically that may be accessed at the Commission's web site address: http:// www.sec.gov.

Description of Property

     All office space in the company's four offices in USA and Australia is leased. Each area has the ability for expansion of space required as the company grows.

Vision Nv's Australian offices are:

     Brisbane Office:

     Level 1
     132 Racecourse Road
     Ascot, Queensland 4007

     The telephone number is +617 3868 1078 and the telefax number is +617 3868 1074.

     Total number of square feet is approximately 3,337, of which the majority is dedicated to research and development functions. The building in which the office is located is a modern office building near Brisbane, Australia. The premises is held subject to a three year lease from February 2004 at an annual rental of (Australian)$84,000.

     Sydney Office:

     Suites 102 and 103
     133 Alexander Street
     Crows Nest
     New South Wales 2065

     The telephone number for the Company's Sydney office is +612 9965 7269 and the telefax number is +612 9439 2738

     Total number of square feet is approximately 377, all of which is dedicated to administrative and sales functions. The building in which the office is located is a modern office building near Sydney.

     The Sydney office has been leased from Excen Corporation since November 2001. It is a fully serviced office facility and includes use of shared reception staff and board room facilities. The term of the lease is for 12 months, renewable in November at an annual rental of (Australian)$ 35,000.

The USA offices are as follows:

     San Diego (Del Mar) Office:

     12707 High Bluff Drive
     Suite 200
     San Diego, California 92130

     The office telephone number is 1 858 794 1416 and the telefax number is 1 858 794 1450. The Company is provided a fully serviced office facility at this location under a quarterly renewable lease with HQ Global Workplaces, which commenced in March 2003 at an annual rental of (US)$ 2,500.

     The Company's San Diego office is part of a fully serviced office with shared reception and administrative staff and use of boardroom facilities on the second floor of a modern office building. Of the total number of square feet approximately all of the space is used for office and administrative purposes.

     This office serves as the Company's main office in the United States and will be expanded to become the Company's principal office in approximately two (2) months.

     The Company also occupies office space in the Marina del Rey, Los Angeles. The location is:

     4134 Del Rey Avenue
     Suite 12
     Marina del Rey, California, 90292

     The Marina del Rey office telephone number is 1 310 754 3466 and the telefax number is 1 310 754 4010.

     The Marina del Rey office provides fully serviced office facilities with shared reception and use of boardroom facilities and currently consists of 220 square feet that is primarily dedicated to sales. It will be expanded over the coming months. The premises is leased from Guidance, Inc. since November 2003 and a new lease for one year was entered into in March of 2004 at an annual rental of (US)$ 7,200.

Security Ownership of Certain Beneficial Owners and Management

     To the best knowledge of management, the following table sets forth the beneficial ownership of persons who owned more than five percent (5%) of the Company's common stock after the acquisition of Vision Nv and the share holdings of the officers and directors of the Company individually and as a group. Each person has sole voting and investment or dispositive power with respect to the shares described as owned. Except for Andrew Brett Wotton, all shares are owned of record and beneficially. Common Stock is the only class of securities issued.


NAME OF SHAREHOLDER              POSITION               NUMBER     PERCENTAGE
 AND ADDRESS                                          OF SHARES         OF
                                                        OWNED       OWNERSHIP
Aspen Capital Partners Ltd     Principal Shareholder   23,000,000     60.8%
206 Tablelands Road
Opotiki, New Zealand

Andrew Brett Wotton (1 and 2)  Chairman of the Board    1,100,000      2.9%
206 Tablelands Road            of Directors and a
Opotiki, New Zealand           Director

Martin Wotton (3)              President and  a            -0-  (3)      0%
79 Markwell Street             Director
Hamilton, Queensland 4007
Australia

Michael F. Emerson (4)         Vice President, Chief    1,700,000      4.5%
25 Reynolds Crescent           Executive Officer and
Beacon Hill NSW 2100           a  Director
Australia

Trevor W. Tappenden            Director                    50,000     0.13%
9 Hawksburn Close
South Yarra VIC 3141
Australia

Michael Bromley                Vice President             150,000     0.4%
9/26 Parriwi Road
Mosman NSW 2088
Australia

All Officers and Directors
As a Group (4 Persons)                                 26,000,000   68.75%
____________________
(1) All of the shares owned by Aspen Capital Partners Limited, ("Aspen"), a New Zealand corporation, (i.e. 23,000,000 shares) are attributable to Andrew Brett Wotton because he is the sole shareholder and a director of said corporation. As a result of these holdings and the holdings described in Note 2 below, Andrew Brett Wotton and Aspen may be deemed to be principal shareholders and parents of the Company.
(2) Includes 350,000 shares individually owned by Andrew Brett Wotton and 750,000 shares owned by Aspen Horticulture Limited., also a New Zealand corporation, of which Andrew Brett Wotton is the sole shareholder. As stated above in Note 1, Andrew Brett Wotton may be deemed the beneficial holder of the 23,000,000 shares of Aspen. Therefore, the total number of shares either owned by Andrew Brett Wotton beneficially directly or indirectly held by him is 24,100,000.
(3) Martin G. Wotton disclaims any beneficial interest in any of the shares either owned by or attributable to his brother Andrew Brett Wotton.
(4) Excludes 1,000,000 Shares of Common Stock issuable (but not yet issued) to Mr. Emerson as part of executive remuneration arrangements. See "Executive Compensation."
(5) Excludes 300,000 Shares of Common Stock issuable (but not yet issued) for non-capital raising services under the provisions of the Reorganization Agreement.
(6) Assumes all of the Shareholders of Vision Nv will exercise their right under the Reorganization Agreement to exchange their shares in Vision Nv for shares of the Company.

Directors and Executive Officers, Promoters and Control Persons

     The following table sets forth the names, positions held and ages of the Company's new directors and officers as of the date of this Report:

         NAME                       AGE              POSITIONS WITH
                                                     THE COMPANY

Andrew Brett Wotton                 47     Chairman of the Board of Directors
                                           and a Director
Martin G. Wotton                    42     President and a Director
Michael Emerson                     54     Vice President, Chief Executive
                                           Officer and a Director
Michael Bromley                     38     Vice President, Chief Operating
                                           Officer for Asia Pacific
Trevor W. Tappenden(1)              57     Director
________________________
(1) Mr. Tappenden is not an employee of the Company

     Each director is newly appointed to the Company since March 4, 2004; however, all have served previously with Vision Nv for varying periods from November 2001 until the present.

     Each director is appointed until the next annual meeting of shareholders and until his successor is elected and qualified.

     There are no family relationships between the officers and directors named above; except that Andrew Brett Wotton, Chairman of the Board of Directors, and the sole shareholder and a director of Aspen Capital Partners Limited ("Aspen"), a principal shareholder and a parent of the Company, is the brother of Martin G. Wotton who is the President of the Company and a director of Aspen and the Company. At the present time there are no committees of the Board of Directors and no executive or audit committee in particular because the Board has not had time to make new appointments as yet; however, the Board will make appointments to these and other committees within a short time. It is expected that Mr. Tappenden will become the Chairman of the Audit Committee when formed. The Company is also mindful of its obligations under the Sarbanes-Oxley Act with respect to directors and will comply as soon as possible.

     All of the directors and officers named above are residents of Australia or New Zealand. The Board intends to expand its membership and will propose for election or appointment, where appropriate, American directors to the Board. It is anticipated that Michael F. Emerson will devote most of his time to the Company's business affairs based in the United States.

Background Information of Directors and Officers

     Andrew Brett Wotton. Mr. Wotton has been a director of Vision Nv since March of 2002 and is presently Chairman of the Board of Directors of the Company. Mr. Wotton established Aspen Capital Partners Limited ("Aspen") in August 2001 as a vehicle to diversify his extensive New Zealand held investments, specifically in the horticultural industry. Mr. Wotton is a director and sole shareholder of Aspen. Since 1990, Mr. Wotton has been an officer and a director of Aspen Horticulture Limited, a New Zealand corporation, involved in the ownership of kiwifruit orchard properties and contract management services.

     Martin G. Wotton. Mr. Wotton has been Chairman of the Board of Directors of Vision Nv since November of 2001 and is currently the President and a Director of the Company, having been appointed on March 4, 2004. Since August 2001, Mr. Wotton has also been a director and an officer of Aspen Capital Partners Limited ("Aspen"). Aspen is the Company's principal shareholder as a result of the exchange of shares which took place on March 4th 2004. Since July 2001, Mr. Wotton has also been Chairman of Software Innovisions Pty Ltd, a new principal second tier subsidiary of the Company resulting from the Company's acquisition of Vision Nv. Previously, Mr. Wotton was also Chairman of VisionGlobal Corporation (from 1998 - present), a Nevada corporation, ("VisionGlobal") which was a development-stage corporation located in the United States and which proposed to engage in the business of providing wireless broadband Internet services, among other potential services. However, VisionGlobal was not able to raise sufficient capital to either engage in business or develop its proposed product and in 2001, VisionGlobal filed for Chapter 7 Bankruptcy protection under the US Bankruptcy Code. The case is still pending in the United States District Court, Bankruptcy Division, for the Northern District of California in San Francisco, California, and is not as yet resolved.

     Mr. Wotton is a graduate of the New Zealand Commercial Pilot's School, class of 1981, and upon completion of his course requirements, he received commercial pilot qualifications and he also completed a flight instructor's rating. Mr. Wotton also holds Australian Securities Course Credits (1986-
1988);  and has been an Australian Securities Dealer Representative (1986
1996) and acted as a Senior Equity Derivatives Representative (1992 - 1996).

     Michael F. Emerson. Mr. Emerson has acted as Vice President and Chief Executive Officer of the Company since his appointment on March 4, 2004. He previously has served as Chief Executive Officer and a Director of Vision Nv since March of 2002 and of visionGATEWAY Pty Ltd (Australia) from October 2001 to the present. His previous business associations include service as a director of Micel Pty Ltd, Australia, from March 2001 until the present. He was also Vice President and Business Unit Leader for Cap Gemini Ernst and Young from May 2000 to February 2001. He was a Partner of and Business Unit Leader of Ernst & Young, Australia, from November 1989 until May 2000. Mr. Emerson is a graduate of La Trobe University, Bundoora, Victoria, Australia class of 1974, where he received the degree of Bachelor of Economics with Honors. He majored in Mathematical Economics and International Economics.

     Trevor W. Tappenden. Mr. Tappenden is a Chartered Accountant in Australia. He has been a Senior Partner in the firm of Ernst & Young, Australia, from 1982 until his retirement in March of 2003. In addition, Mr. Tappenden has served in the following capacities:

Heide Museum of Art      Director; Chairman, Finance and Audit  2002 - Present
                         Committee; member of the Capital and
                         Fund raising Committee; Chairman of
                         The Board of Directors (as of August
                         2002.

Mietta Foundation        (Foundation to support younger people  2002 - Present
                         in  the Arts and Food Industries);
                         Board Member.

Victorian Interpreting   (State Government Enterprise); Board   2002 - Present
And Translation Service  Member.

Southern Rural Water     Member of Audit Committee              2002 - Present

Hawthorn Football        Member, President's Advisory Board.    2001 - Present
Club

CEDA                     Director, Chairman, Audit Committee    2000 - Present

RMIT School of Business  Member, Dean's Advisory Board          2000 - Present

RMIT University          Member of Council; Chairman of         2003 - Present
                         Audit and Risk Management
                         Committee

RMIT Vietnam Holdings    Director                               2003 - Present

Dairy Food Safety Victoria  Director                            2003 - Present

Ernest Heine Family Foun- (Charitable Foundation) Co-Trustee    1997 - Present
dation

Buckfast Pty Ltd         (Investment Company); Director; Sec-   1982 - Present
                         retary

Kelso Investments Australia (Investment Company); Director      1997 - Present
Pty Ltd

  Mr. Tappenden is also a member of the following professional associations:

Associate of the Institute of                                   1996 - Present
Chartered Accountants in Australia

Fellow of the Institute of                                      1989 - Present
Company Directors

Fellow of the Taxation                                             1986 - 2003
Institute of Australia

Affiliate of the Securities                                        1982 - 2003
Institute of Australia

Registered Company Auditor                                         1982 - 2003

     Mr. Tappenden graduated from the Institute of Chartered Accountants in 1976 from which he received his qualification as a Chartered Accountant in Australia.

     Michael Bromley has been a Vice President of the Company and Chief Operating Officer for Asia Pacific since September 2003. From 1993 to 1995 he was Vice President and Branch Manager of Coburn and Meredith, Inc. From 1995 to 1997 he was Vice President and Branch Manager of H.J. Meyers and Company, Inc. In 1997 to 1998 Mr. Bromley was Executive Vice President for New Business Development for World Research Advisory. From 1998 to 1999 Mr. Bromley was Vice President of Business Development for Crossover Technologies. During 1999 Mr. Bromley was Vice President for Marketing and Business Development for TV on the Web. From 1999 until 2001 Mr. Bromley was the Executive Director of AOL Devices (AOL Anywhere), America On Line, Inc. From 2001 until 2003 Mr. Bromley was Group Director, Strategic Business Development, Research In Motion, Ltd.

Executive Compensation

     The following information represents compensation paid to or agreed to be paid by Vision Nv or its subsidiaries. There are at present no employment agreements in effect between the employees of Vision Nv and the Company; although, it is expected that initially the agreements described here will be adopted by the Company.

     Also, at this time, the Company has no profit sharing, bonus or stock option or bonus plans in effect.

     The Company's Chief Executive Officer and the four most highly compensated executive officers and other persons deemed significant in terms of compensation, are listed below.

Chairman - Andrew Brett Wotton

     No Compensation has been paid to or accrued for Andrew Brett Wotton. To date Mr. Wotton has been the owner of Aspen which in turn has a Management Contract for the provision of services to Vision Nv. He is also a Director of Aspen and Aspen is the major shareholder of Vision. Aspen has two contracts with Vision Nv in relation to the provision of services:

     * A management services contract with a Management Fee of (Australian)$100,000 per annum to be paid quarterly. Minimal payments have been made against this contract. Most payments have related to payment or reimbursement of relevant expenses for travel, technology and communication costs.
     * Agent agreement in relation to consulting services for sales of Vision Nv products and payment of commissions. No payments have been made against this agreement to date.


President -  Martin Wotton

     Martin Wotton has not received any direct compensation from Vision Nv over the last two years. To date Mr. Wotton has been an employee of Aspen which in turn has a Management Contract for the provision of his services to vision Nv. He is also a Director of Aspen and Aspen is the major shareholder of Vision. Aspen has two contracts with Vision Nv in relation to the provision of services:

     * A management services contract with a Management Fee of (Australian)$100,000 per annum to be paid quarterly. Minimal payments have been made against this contract. Most payments have related to payment or reimbursement of relevant expenses for travel, technology and communication costs.
     * Agent agreement in relation to consulting services for sales of Vision Nv products and payment of commissions. No payments have been made against this agreement to date.

Chief Executive Officer - Michael Emerson

     Michael Emerson has an agreement with the Company in relation to the provision of his services as Chief Executive Officer and Director of the Company and its subsidiaries.

     Reporting directly to the Board of Directors, Mr. Emerson is and always has been the full time Chief Executive Officer of Vision Nv. During his time with Vision Nv, Mr. Emerson has been the key member of the team responsible for developing Vision Nv and its global opportunities. Mr. Emerson is highly qualified for this position, based on his extensive professional experience, as well as his role with Vision Nv as a founding member of the executive team. As the Company expands into the U.S. market, he will build a U.S.- based management team that is thoroughly familiar with its proprietary product, global expansion strategies, corporate goals, and methodologies for achieving those goals. Furthermore, as the Company expands internationally, it is essential to have senior managerial staff in place who can ensure that its services and systems remain consistent from country to country. Finally, Mr. Emerson has been the Chief Executive Officer of Vision Nv since its corporate restructuring in April 2002, and now he will perform these duties in the United States for the Company, rather than from afar in Australia. As Mr. Emerson is already the Chief Executive Officer, and has been a critical decision-maker who has been instrumental in the development of Vision Nv's global corporate goals, policies, and strategic initiatives, he is uniquely qualified to continue in the role as the Company's Chief Executive Officer.

     Mr. Emerson will be paid an initial annual salary of (US)$120,000, reviewable quarterly, plus expenses, and will also receive Company shares, benefits and other performance incentives such as profit sharing, when established by the Company.

To date the main components of Mr. Emerson's remuneration have been :

     * Salary - base component of (Australian)$10,000 for the period when Mr. Emerson is working out of Australia, and (US)$10,000 for the period when he is working out of the USA or other regions outside Australia.
     * Expenses - all reasonable business expenses covering travel, etc and other expenses paid on behalf of the business would be payable by the company based on the submission of monthly expense claims. This would include all core expenses (including accommodation and provision of a motor vehicle) related to Mr. Emerson, with his family, operating from the USA or other region outside Australia, as well as relocation expenses.
     *    Incentives -

          o Profit sharing - by July 2004 or earlier if established, this contractual arrangement re the services of Mr. Emerson will enable inclusion in the company/staff profit sharing facility that is expected to be instigated.

          o Shareholding - as a direct result of the role, performance and loyalty by Mr. Emerson, plus the hardships endured through delayed payment of remuneration and expenses, the company agreed in April 2003 to allocate him additional shares of Common Stock in the Company Of these shares there remains 500,000 to be allocated in April 2004 and the same amount in January 2005. This is separate from any stock that has been previously allocated by way of investment or the Reorganization of visionGATEWAY Pty Ltd. (Australia) into Vision Nv.

          o Options - Mr. Emerson has been allocated 300,000 options Issued / Exercisable at (US)$0.50 (10 yr) (subject to Contract & fixed Vestment dates).

     Through MICEL Pty Ltd, a company of which Mr. Emerson is a director and shareholder, there is an agent agreement in relation to consulting services for sales of Vision Nv products and payment of commissions. No payments have been made against this agreement to date.

Vice President Strategic Business Development & COO Asia Pacific - Michael
Bromley

     Key elements of Mr. Bromley's remuneration package are as follows :

     *    Annual Base gross salary - (US)$107,000.
     * Annual Incentives based on performance - amount is relative to percentage of preset goals achieved up to maximum of :
           *   (US)$50,000 in cash
           *    equity in the form of warrants for 100,000 shares of
                Company stock
           * 1% of Net Revenue (defined as Sales less all Commissions) from the Regions for which he has direct responsibility. The amount would be payable quarterly based on Revenue receipts, i.e. related to annual contract payments.
     * Payment of Australian Health Insurance premiums through the fund of his choice to a maximum of (Australian)$5,500 per annum, indexed according to health fund rate changes.
     * Sign-on incentive of 150,000 shares of Company stock which were allocated on the successful completion of three months employment.
     *    Living Away From Home Allowance   expatriate arrangement while
          based in Australia covering apartment rental.


     The following table summarizes the compensation previously paid to the new officers and directors of the Company by Vision Nv. For information relating to the compensation paid to the previous officers and directors by the Company, reference is made to Item 10 "Executive Compensation" in the Company's Form 10-KSB filed for the year ended April30, 2003, which is hereby incorporated by this reference.

                    SUMMARY COMPENSATION TABLE

                                                       Secur-
                                    Other              ities          All
Name and                            Annual             Under-         Other
Principal                           Compen- Restricted lying   LTIP   Comp-
Position      Year    Salary  Bonus sation    tock    Options Payouts ensation

M.F.Emerson   2003 A$152,500(1)-0-    -0-     Nil       Nil     Nil    (2)

M. Bromley    2003 A$ 38,000(3)-0-  A$1,400   Nil       Nil     Nil    (2)
________________________
(1) These amounts have been accrued but not yet paid
(2) See "Executive Compensation" above.
(3) Commenced on September 29, 2003


No other payments have been made except for other officers and directors as per information above.

     No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to management during the fiscal years ending April 30th 2003, 2002, 2001 or the year ending 2004.


Certain Relationships and Related Transactions

     There are no related transactions except for employment arrangements between officers and Vision Nv. For information relating to employment agreements please refer to "Executive Compensation" above.

     Aspen Capital Partners Limited and Andrew Brett Wotton may be deemed parents of the Company due to their ability, directly or indirectly, to control the Company by virtue of their holdings of Common Stock. As has been stated in this report, Andrew Brett Wotton is the brother of Martin G. Wotton, President and a Director. For additional information see "Security Ownership of Certain Beneficial Holders and Management" above.

Description of Securities

     The aggregate number of shares of common stock and the total authorized capital consists of 75,000,000 shares of $.004 par value per share plus 10,000,000 shares of $.10 par value preferred stock.

     The holders of common stock have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote per share on all matters and there are no preemptive rights or cumulative voting rights. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the holders of common stock are entitled to share ratably in corporate assets after satisfaction of all liabilities, as fixed by the Board of Directors of the Company.

                             PART II

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

     The Company's common stock is traded on the OTC Bulletin Board under the symbol "VGWA." Trading has only very recently commenced and there is no meaningful history of transactions to date. Currently the Company's Common Stock was quoted at $2.85 per share.

     The number of record holders of the Company's common stock as of March 4, 2004 is approximately 2161 shareholders, which gives effect to the new holders acquired in the exchange of stock with Vision Nv.

     The Company has not declared any cash dividends with respect to its common stock and does not intend to declare dividends in the foreseeable future. The future dividend policy of the Company cannot be ascertained with any certainty at this time. There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its common stock.


Legal Proceedings.

     There are no material legal proceedings pending against the Company and to the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceedings against the Company or Vision Nv or any of their affiliates.

     No director, executive officer or affiliates of the Company or any owner of five percent (5%) or more of the Company's common stock is an adverse party to any action against the Company or its affiliates or otherwise has a material interest adverse to the Company or any of its affiliates.

Changes in and Disagreements with Accountants

     Mantyla McReynolds & Associates have acted as auditors for the Company for the past five years. During that period there were no disagreements between the Company and its auditors.

     Watkins, Coffey & Martin (Sydney, Australia) have acted as accountants and auditors for Vision Nv since 2001. During that period there were no disagreements between Vision Nv and its auditors.

     The firm of Mantyla McReynolds & Associates, who have acted in the past for the Company, is likely to be appointed as the Company's new auditors and a report on Form 8-K will be filed as soon as that change is officially made.

Recent Sales of Unregistered Stock

     On March 4, 2004, pursuant to the provisions of the Reorganization Agreement entered into between the Company (then known as "Chiropractic 21 International, Inc.") and visionGATEWAY, Inc. ("Vision Nv") a Nevada corporation, the Company issued a total of 36,040,500 shares of its common stock to all of the shareholders of Vision Nv in exchange for all of the outstanding common stock in Vision Nv, in a transaction deemed exempt from registration by virtue of Regulation S of the Rules and Regulations promulgated under the Securities Act of 1933, as amended, (the "Act").

     The shares were issued as restricted stock, subject to restrictions on further sale and each share bore a legend to the effect that the shares could not be further transferred without (i) being registered under the Act and subject to an effective registration statement; or (ii) a valid opinion of counsel declaring that the proposed sale is further exempt from the registration provisions of the Act.

     Substantially all of the recipients of the shares were residents of Australia or New Zealand.

     For information with respect to additional issues of Restricted Stock see
Item 5 of the Company's Form 10-KSB for the fiscal year ended April 30, 2003, "Sales of Unregistered and Restricted Securities Over The Past Three Years" which is hereby incorporated by this reference.

Indemnification of Directors and Officers

     Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role.

     Section 78.751(1) also extends this protection "against expenses, including attorney's fees, judgements, fines and amounts paid on settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director or officer, employee or agent who is sued, or is threatened with suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interest.

     Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation. To the extent that a corporate director, officer, employee or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or Section 78.751(2),
Section 78.751(3) of the NRS requires that he or she be indemnified against expenses, including attorney's "fees actually and reasonably incurred by him in connection with the defense."

     Section 78.751(4) of the NRS limits indemnification under Section 78.751(1) and 78.751(2) to situations in which either (i) the stockholders;
(ii) the majority of a disinterested quorum of directors; or (iii) independent legal counsel determine that indemnification is proper under the circumstances. Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking.

     Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights of any bylaw, agreement, stockholder vote or vote of disinterested directors.
Section 78.751(6) extends the rights to indemnification and advancement of expenses to former directors, officers, employees or agents as well as their heirs, executors and administrators. Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Article VIII of the Company's bylaws provides for the mandatory indemnification and reimbursement of any director or executive officer for actions or omissions in such capacity, except for claims or liabilities arising out of his or her own negligence or willful misconduct.

                             PART F/S

     The audited financial statements of the Company will be provided as soon as they become available, in any event, within 75 days from the date of this report on Form 8-K.

                             PART III

Item 3  Bankruptcy or Receivership

     Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

     Not Applicable

Item 5.  Other Events and Regulation FD Disclosure

     None

Item 6.  Resignations of Registrant's Directors

     Pursuant to the terms of the Reorganization Agreement the Company's officers and directors prior to March 4, 2004 resigned and appointed officers and directors of Vision Nv to serve in their place. The newly appointed officers and directors will serve until the next annual meeting and until their successors are elected and qualified.

     See Item 1. "Changes in Control" and "Officers and Directors" in Item 2 for additional information

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)   Financial Statements of Business Acquired

          The Financial Statements for the business acquired (i.e. Vision
          Nv) will be provided as soon as they become are available, but, in any event, within 75 days of this Current Report on Form 8-K.

    (b)   Pro Forma Financial Statements

          The pro forma financial statements will be provided as soon as they are available, but, in any event, within 75 days of this Current Report on Form 8-K.

    (c)   Exhibits:

          Exhibits attached with this Report are as follows:

  Exhibit
  Number              Description

  2.1 Reorganization Agreement entered into between Chiropractic and Vision Nv together with Exhibits and Schedules

  2.2                   Addendum to the Agreement and Plan of Reorganization

Item 8.  Changes in Fiscal Year

     Not Applicable

Item 9.  Regulation FD Disclosure

     Reference is made to the Form 8-K current report filed by the Company on March 4, 2004. The press release attached to such Form as an exhibit is specifically incorporated herein by reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   visionGATEWAY, Inc.
Date: April 4, 2004

                                   By/s/Martin G. Wotton
                                   President
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